Exhibit 3.100

N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS	ALBANY, NY 12231-0001

FILING RECEIPT

ENTITY NAME:  BSC PARTNERS, LLC

DOCUMENT TYPE: ARTICLES OF ORGANIZATION (DOM LLC)	COUNTY: BROO

FILED: 12/22/2011 DURATION: *********	CASH#: 111222000728 FILM #: 111222000654

FILER:	EXIST DATE
RYAN M. MEAD	12/22/2011
HINMAN, HOWARD & KATTELL, LLP
80 EXCHANGE STREET, 7TH FLOOR
BINGHAMTON, NY 13901

ADDRESS FOR PROCESS:

HINMAN, HOWARD & KATTELL, LLP
ATTENTION: JAMES W. OREAND	80 EXCHANGE STREET, 7TH FL.
BINGHAMTON, NY 13901

REGISTERED AGENT:

SERVICE COMPANY: CORPORATION SERVICE COMPANY - 45	SERVICE CODE: 45 *

FEES	260.00	PAYMENTS	260.00
FILING	200.00	CASH	0.00
TAX	0.00	CHECK	0.00
CERT	0.00	CHARGE	0.00
COPIES	10.00	DRAWDOWN	260.00
HANDLING	50.00	OPAL	0.00
		REFUND	0.00

035782AJC	DOS-1025 (04/2007)

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 23, 2011.

/s/ Daniel E. Shapiro
Daniel E. Shapiro First Deputy Secretary of State

Rev. 05/09

CSC 45
DRAW DOWN	111222000654

ARTICLES OF ORGANIZATION

OF

BSC PARTNERS, LLC

Under Section 203 of the Limited Liability Company Law

FIRST:	The name of the Limited Liability Company is: BSC Partners, LLC.

SECOND:	The purpose for which the Company is to be formed is to carry on any lawful act or activity for which limited liability companies may be organized pursuant to the Limited Liability Company Law.

THIRD:	The county within this state in which the office of the Limited Liability Company is to be located is Broome County.

FOURTH:

The Secretary of State is designated as agent of the Limited Liability Company upon whom process against it may be served. The post office address within or without this state to which the Secretary of State shall mail a copy of any process against the Limited Liability Company served upon him or her is:

Hinman, Howard & Kattell, LLP 80 Exchange Street, 7th Floor Binghamton New York, 13901 Attention: James W. Orband

IN WITNESS WHEREOF, these articles have been subscribed this 22nd day of December, 2011, by the undersigned.

/s/ Ryan M. Mead
By:	Ryan M. Mead
Its:	Organizer
Address:	80 Exchange Street 7th Floor
Binghamton, New York, 13901

111222000654

CSC 45
DRAW DOWN	111222000654

ARTICLES OF ORGANIZATION

OF

BSC PARTNERS, LLC

Under Section 203 of the Limited Liability Company Law

Filed by:                          Ryan M. Mead

Hinman, Howard & Kattell, LLP

80 Exchange Street, 7th Floor

Binghamton, New York, 13901

[ILLEGIBLE] 035782AJC

ICC
STATE OF NEW YORK
DEPARTMENT OF STATE
DEC 22 2011
FILED
TAXS
BY:	[ILLEGIBLE]

FILED

2011 DEC 22 PM 2:49

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